EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File no. 333-14238, 333-12146, 333-09840, 333-109874 and 333-118930) and Form F-3 (file no. 333-110681) of Retalix Ltd. of our report dated March 21, 2005, relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesslman
March 21, 2005	Certified Public Accountants (Isr.)